SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check  the  appropriate  box:
/   /     Preliminary  Information  Statement
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           14c-5(d)(2))
/   /     Definitive  Information  Statement

                          HUNDRED MILE PLUS LTD., INC.
                _________________________________________________
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:
________________________________________________________________________________
     2)     Aggregate  number  of  securities  to  which  transaction  applies:
________________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)     Proposed maximum aggregate value of transaction:
________________________________________________________________________________
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
                           HUNDRED MILE PLUS LTD., INC.
                             RAMAT HAGOLAN ST. 13/1
                                JERUSALEM, ISRAEL

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of Hundred Mile Plus Ltd., Inc., a Florida corporation (formerly known as VDO.com, Inc.) (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common and Preferred Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to increase the authorized capital stock to 970,000,000 shares from 510,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 950,000,000 shares from 500,000,000 shares and an increase in the number of authorized shares of preferred stock, $0.001 to 20,000,000 from 10,000,000 shares.

     The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common and preferred stock in an amount adequate to provide for current and future needs.

     This information statement is being first sent to stockholders on or about March 22, 2002. The Company anticipates that the Amendment will become effective on or about April 11, 2002.

                      WE  ARE  NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTE  REQUIRED

     The vote required to approve the Proposal is the affirmative vote of the holders of a majority of the Company's Voting Capital Stock, voting together on an as-converted basis. Each holder of Common Stock is entitled to one vote for each share held. Each holder of Series A Convertible Preferred is entitled to fifty (50) votes for each share held. The record date for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company, and for determining stockholders entitled to vote, is the close of business on March 6, 2002 (the "Record Date"). On February 28, 2002, the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 406,905,350 shares of Common Stock and 10,000,000 shares of Series A Convertible Preferred Stock.

VOTE OBTAINED - SECTION 607.0704 FLORIDA BUSINESS CORPORATION LAW

     Section 607.0704 of the Florida Business Corporation Law (the "Florida Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 607.1003 of the Florida Business
Corporation Law and the Bylaws of the Company, a majority of the outstanding shares of Common Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Common Stock of the Company.

     Pursuant to Section 607.0704 of the Florida Business Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Florida Law are afforded to the Company's stockholders as a result of the approval of the Proposal.

                   PROPOSAL TO INCREASE THE AUTHORIZED
                       CAPITAL STOCK OF THE COMPANY

GENERAL

     On February 28, 2002 the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to increase the authorized capital stock to 970,000,000 shares from 510,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 950,000,000 shares from 500,000,000 shares and an increase in the number of authorized shares of preferred stock, $0.001 to 20,000,000 from 10,000,000 shares. On March 6, 2002, the Proposal was approved by written consent of a holders of a majority of the Company's Voting Capital Stock.

INCREASE  IN  AUTHORIZED  CAPITAL  STOCK

     The Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article IV of the Company's Certificate of Incorporation to approve an amendment (the "Amendment") to the Certificate of Incorporation to increase the authorized capital stock to 970,000,000 shares from 510,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 950,000,000 shares from 500,000,000 shares and an increase in the number of authorized shares of preferred stock, $0.001 to 20,000,000 from 10,000,000 shares. The Board of Directors has fixed the close of business on March 6, 2002 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 406,906,350 shares of Common Stock held by approximately 267 shareholders of record and 10,000,000 shares of Series A Preferred Stock held by 2 shareholders of record. A copy of the Company's proposed Certificate of Amendment effectuating the increase is attached hereto as Appendix A.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common and Preferred Stock in an amount adequate to provide for the Company's current and future needs. On March 25, 2000, as previously reported in the Company's periodic reports, the Company assumed a debenture payable form Embryo Capital Group, Inc., which owns 11,900,000 shares of the Company's common stock. The original debenture had a face value of $1,000,000. The debentures are convertible into common stock of the Company at a conversion price equal to 70% of the three-day average closing price of the common stock. Currently, the Company has an insufficient number of authorized common stock to fulfill additional conversions of the Debenture. As of February 28, 2002, $734,727 of the Debenture was outstanding.

       The additional shares also will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by increasing the authorized common stock to 970,000,000 shares from 510,000,000 shares. In the judgment of the Board of Directors, this increase is necessary in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 20 days after this Information Statement has been distributed to the Company's stockholders.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of March 6, 2002, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the executive officers of the Company; (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.





                                                                 Amount and
                                                                 Percent of
Title of                 Nature of                               Beneficial
Class                    Name and Address of Beneficial Owner    Ownership   Class
-----------------------  --------------------------------------  ----------  -------
                         Joshua Rabinowitz
Common                   Ramat Hagolan St. 13/1
 Stock                   Jerusalem, Israel                                0       0%
-----------------------  --------------------------------------  ----------  -------
Common                   All Directors and Officers as a group
 Stock                   (one person)                                     0       0%
-----------------------  --------------------------------------  ----------  -------
                         Venice Holdings, LLC
Preferred                4860 N. Chambers Rd # 80
Stock                    Denver, CO 80239                         5,000,000      50%
-----------------------  --------------------------------------  ----------  -------
                         Rock Solid Group, LLC
Preferred                9206 W. Alameda Ave #1133
Stock                    Lakewood, CO 80226                       5,000,000      50%

The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                              /s/ Joshua Rabinowitz
                              ____________________________________
                              Joshua  Rabinowitz
                              Director,  Chairman
                              March  6,  2002

                                  APPENDIX - A
                                   [Proposed]

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          HUNDRED MILE PLUS LTD., INC.
                            (After Issuance of Stock)

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

     FIRST:     Article  IV  of  the  Articles  of  Incorporation is amended and restated  in  its  entirety  as  follows:

                                   "Article IV

This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is Nine Hundred and Seventy Million (970,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     SECOND: This amendment was adopted by unanimous resolution of the Board of Directors on February 28, 2002, and by written consent of a majority of the shareholders of the Corporation on March 6, 2002. The number of votes cast for the amendment by the shareholders was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation as of this 18 of March, 2002.


/s/ Joshua Rabinowitz
__________________________________
Joshua Rabinowitz, CEO and Chairman